April 01, 2010

Myeloma Health LLC
Anthony P. Albino, Ph.D.
667 Madison Avenue, 14th Floor
New York, New York 10065

Dear Dr. Albino:

In accordance with Article 5.1(e), Reimbursement of Patent Prosecution Costs, of the License Agreement, dated April 01, 2010, between Myeloma Health, LLC and the Board of Trustees of the university of Arkansas (“University”), Myeloma Health, LLC shall reimburse the University for (i) one hundred percent (100%) of the gene expression profiling only patent costs, (ii) fifty percent (50%) of combination of gene expression profiling and fluorescence in situ hybridization (FISH) patent costs, and (iii) zero percent (0%) of the fluorescence in situ-hybridization (FISH)-only patent costs incurred by University and paid to third parties in connection with the preparation, filing, prosecution and maintenance of patent applications and patents.

The purpose of this letter is to warrant and certify (i) the total amount of such out-of-pocket costs incurred by University prior to the Effective Date; and (ii) detail the amount owed by Myeloma Health, LLC to the University in accordance with the provisions of paragraph one above.

As of invoices received from third parties by the University on March 29, 2010, for the patent applications listed in Appendix A (attached hereto) of the License Agreement, dated April 01, 2010, between Myeloma Health, LLC and the Board of Trustees of the University of Arkansas:

(i)	Total Patent Costs: $388,657.09

(ii)	Myeloma Health: $331,425.59
a.	$120,179.00 – I02-08 Patent Family
b.	$48,576.00 – I04-12 Patent Family
c.	$68,434.50 – I07-00 Patent Family & IpEngines Analysis
d.	$94,233.09 – Additional Patent Rights desired by Myeloma Health, LLC

Invoicing and reimbursements of the patent cost incurred by University after the Effective Date shall be accomplished in accordance with Article 5.1(e)(iii) of the License Agreement.

Warrant and Certify by:

/s/ Michael G. Douglas, Ph.D.

Michael G. Douglas, Ph.D.
Director, UAMS Bio Ventures

Cc:	Latham & Watkins LLP Attention: Stuart Kurlander, Esq.